Exhibit 99.1

SEGMENT REPORTING CHANGES
Effective for the first quarter of fiscal 2019, the Company is making two changes to its reporting of segment operating results.
First, the Company will report the following segments:

•	Media Networks;

•	Parks, Experiences & Consumer Products;

•	Studio Entertainment; and

•	Direct-to-Consumer & International (DTCI)
The Parks, Experiences & Consumer Products segment reflects the combination of the former Parks & Resorts and Consumer Products & Interactive Media segments. Certain businesses that were previously reported in Media Networks, Studio Entertainment and Consumer Products & Interactive Media are now reported in DTCI.
Second, we will change the reporting for intersegment content transactions from “net” to “gross” as we expect our Studio Entertainment and Media Networks segments will provide significant amounts of content to our DTCI segment. We believe “gross” reporting will facilitate comparability with peer studio and television companies and provide useful information regarding the investment in our direct-to-consumer businesses.
Previously, under the “net” approach, intersegment revenue from content transactions between our segments (e.g. feature films aired on the ABC Television Network) was eliminated in the results of the segment producing the content. That segment would recognize the intersegment profit on these transactions ratably (as a reduction of costs) as the segment distributing the content utilized (and amortized) the content.
Under the “gross” method, the segment producing the content reports revenue and profit from intersegment transactions in a manner similar to the reporting of third-party transactions, and the required eliminations are reported on a separate “Eliminations” line in the Summary Segment Results table (see page 6).
We are recasting our results for fiscal years 2016, 2017 and 2018 to reflect the changes to our segments and the presentation of intersegment content transactions. These changes have no impact on net income or earnings per share as they are only reclassifications or a shift to gross reporting of content transactions between our segments.
This document sets forth information regarding fiscal year 2016, 2017 and 2018 segment operating results under the new reporting structure that may be useful when analyzing our fiscal 2019 quarterly and annual financial results.

TABLE OF CONTENTS	Page
• Significant Operations and Major Revenue and Expense Categories by Segment	2 - 3
• Summary of Segment Reporting Changes	4 - 5
• Summary Recast Fiscal 2018, 2017 and 2016 Segment Results	6
• Recast Business Segment Results - 2018 vs. 2017	7 - 12
• Recast Business Segment Results - 2017 vs. 2016	13 - 18
• Recast Fiscal 2018 Quarterly Segment Results	19 - 20

SIGNIFICANT OPERATIONS AND MAJOR REVENUE AND EXPENSE CATEGORIES BY SEGMENT
The significant operations and major revenue and expense categories for each segment are as follows:
Media Networks

•	Significant operations:

◦	Disney, ESPN and Freeform branded domestic cable networks

◦	ABC branded broadcast television network and eight owned domestic television stations

◦	Television programming, production and distribution

◦	A 50% equity investment in A+E Television Networks (A+E), which operates a variety of cable channels including A&E, HISTORY and Lifetime

•	Significant revenues:

◦
Affiliate fees - Fees charged to multi-channel video programming distributors (i.e. cable, satellite, telecommunications and digital over-the-top (e.g. Hulu, YouTube TV) service providers) (MVPDs) and television stations affiliated with the ABC Network for the right to deliver our programming to their customers

◦
Advertising - Sales of ad time/space on our domestic networks and related platforms, except non-ratings-based advertising on digital platforms (“ratings-based ad sales”), and domestic television stations. Ratings-based ad sales are generally determined using viewership measured with Nielsen ratings. Non-ratings-based advertising on digital platforms will be reported by DTCI as discussed in the DTCI section

◦	TV/SVOD distribution - Licensing fees and other revenues for the right to use our television programs and productions and content transactions with other Company segments (“program sales”)

•	Significant expenses:

◦	Operating expenses consisting primarily of programming and production costs, participations and residuals expense, technical support costs, operating labor, and distribution costs

◦	Selling, general and administrative costs

◦	Depreciation and amortization
Parks, Experiences & Consumer Products

•	Significant operations:

◦	Parks & Experiences:

▪
Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; and 47% and 43% interests in Hong Kong Disneyland Resort and Shanghai Disney Resort, respectively, all of which are consolidated in our results. Additionally, the Company licenses our intellectual property to a third party to operate Tokyo Disney Resort

▪	Disney Cruise Line, Disney Vacation Club and Aulani, a Disney Resort & Spa in Hawaii

◦	Consumer Products:

▪
Licensing of our trade names, characters, visual, literary and other intellectual properties (collectively “IP”) to various manufacturers, game developers, publishers and retailers throughout the world

▪
Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, magazines, comic books and games. As of the end of fiscal 2018, the Company had substantially exited the vertical games development business

•	Significant revenues:

◦	Theme park admissions - Sales of tickets for admission to our theme parks

◦	Parks & Experiences merchandise, food and beverage - Sales of merchandise, food and beverages at our theme parks and resorts and cruise ships

◦	Resorts and vacations - Sales of room nights at hotels, sales of cruise vacations and sales and rentals of vacation club properties

◦	Merchandise licensing and retail

▪	Merchandise licensing - Royalties from IP licensing

▪	Retail - Sales of merchandise at The Disney Stores and through branded internet shopping sites, as well as, to wholesalers (including sales of published materials and games)

◦	Parks licensing and other - Revenues from sponsorships and co-branding opportunities, real estate rent and sales, and royalties from Tokyo Disney Resort

•	Significant expenses:

◦
Operating expenses consisting primarily of operating labor, costs of goods sold, infrastructure costs, supplies, commissions and entertainment offerings. Infrastructure costs include information systems expense, repairs and maintenance, utilities and fuel, property taxes, retail occupancy costs, insurance, and transportation

◦	Selling, general and administrative costs

◦	Depreciation and amortization
Studio Entertainment

•	Significant operations:

◦	Motion picture production and distribution under the Walt Disney Pictures, Pixar, Marvel, Lucasfilm and Touchstone banners

◦	Development, production and licensing of live entertainment events on Broadway and around the world (“Stage plays”)

•	Significant revenues:

◦	Theatrical distribution - Rentals from licensing our motion pictures to theaters

◦	Home entertainment - Sale of our motion pictures to retailers and distributors in physical (DVD and Blu-ray) and electronic formats

◦
TV/SVOD distribution and other - Licensing fees and other revenue for the right to use our motion picture productions, content transactions with other Company segments, ticket sales from stage plays and fees from licensing our IP for use in live entertainment productions

•	Significant expenses:

◦	Operating expenses consisting primarily of amortization of production, participations and residuals costs, distribution costs and costs of sales

◦	Selling, general and administrative costs

◦	Depreciation and amortization
Direct-to-Consumer & International

•	Significant operations:

◦	Disney and ESPN branded international television networks and channels (“International Channels”)

◦	Direct-to-consumer (DTC) businesses:

▪	ESPN+ streaming service, which was launched in April 2018

▪	Disney+ streaming service, which we plan to launch in late 2019

◦	Other Company branded digital content distribution platforms and services

◦	BAMTech LLC (BAMTech) (owned 75% by the Company since September 25, 2017), which provides streaming technology support services

◦	Equity investments:

▪	A 30% interest in Hulu, which aggregates acquired television and film entertainment content and original content produced by Hulu and distributes it digitally to internet-connected devices

▪	A 21% effective ownership in Vice Group Holdings, Inc. (Vice), which is a media company that targets millennial audiences. Vice operates Viceland, which is owned 50% by Vice and 50% by A+E

•	Significant revenues:

◦	Affiliate fees - Fees charged to MVPDs for the right to deliver our International Channels to their customers

◦
Advertising - Sales of ad time/space on our International Channels. Sales of non-ratings based ad time/space on digital platforms (“addressable ad sales”). In general, addressable ad sales are delivered using technology that allows for dynamic insertion of advertisements into video content, which can be targeted to specific viewer groups

◦	Subscription fees and other - Fees charged to customers/subscribers for our DTC streaming and other services and fees charged for technology support services

•	Significant expenses:

◦
Operating expenses consisting primarily of programming and production costs (including programming, production and branded digital content obtained from other Company segments), technical support costs, operating labor and distribution costs

◦	Selling, general and administrative costs

◦	Depreciation and amortization

SUMMARY OF SEGMENT REPORTING CHANGES
The following is a summary of the businesses that were transfered from our historical segments to DTCI:

•	Disney and ESPN branded international cable networks and investments in Hulu and Vice were previously reported in Media Networks and are now reported in DTCI

•	Addressable advertising and related operating costs were previously reported in Media Networks and are now reported in DTCI

•	The legacy Parks and Resorts and Consumer Products & Interactive Media segments were combined into the Parks, Experiences & Consumer Products segment

•	Certain minor direct-to-consumer businesses that were previously reported in the Studio Entertainment, Consumer Products & Interactive Media and Media Networks segments are now reported in DTCI

•	Certain costs previously included in Corporate and unallocated shared expenses are now reported in DTCI
The following is a summary of the impact of the reporting changes on segment revenues and operating income for fiscal years 2018, 2017 and 2016:

	Year Ended September 29, 2018
(unaudited; in millions)	As Originally Reported	Business Transfers to DTCI (1)	Intersegment Content Transactions	As Recast
Revenues:
Media Networks	$24,500	$(3,049)	$471	$21,922

Parks & Resorts	20,296	—
Consumer Products & Interactive Media	4,651	(246)
Parks, Experiences & Consumer Products	24,947	(246)	—	24,701

Studio Entertainment	9,987	(119)	197	10,065

Direct-to-Consumer & International	—	3,414	—	3,414

Eliminations	—	—	(668)	(668)
	$59,434	$—	$—	$59,434

Segment operating income/(loss):
Media Networks	$6,625	$711	$2	$7,338

Parks & Resorts	4,469	—
Consumer Products & Interactive Media	1,632	(6)
Parks, Experiences & Consumer Products	6,101	(6)	—	6,095

Studio Entertainment	2,980	16	8	3,004

Direct-to-Consumer & International	—	(738)	—	(738)

Eliminations	—	—	(10)	(10)
	$15,706	$(17)	$—	$15,689
(1) Costs of $17 million previously included in Corporate and unallocated shared expenses are now reported in DTCI

	Year Ended September 30, 2017
(unaudited; in millions)	As Originally Reported	Business Transfers to DTCI	Intersegment Content Transactions	As Recast
Revenues:
Media Networks	$23,510	$(2,665)	$454	$21,299

Parks & Resorts	18,415	—
Consumer Products & Interactive Media	4,833	(224)
Parks, Experiences & Consumer Products	23,248	(224)	—	23,024

Studio Entertainment	8,379	(186)	159	8,352

Direct-to-Consumer & International	—	3,075	—	3,075

Eliminations	—	—	(613)	(613)
	$55,137	$—	$—	$55,137

Segment operating income/(loss):
Media Networks	$6,902	$292	$2	$7,196

Parks & Resorts	3,774	—
Consumer Products & Interactive Media	1,744	(31)
Parks, Experiences & Consumer Products	5,518	(31)	—	5,487

Studio Entertainment	2,355	23	(15)	2,363

Direct-to-Consumer & International	—	(284)	—	(284)

Eliminations	—	—	13	13
	$14,775	$—	$—	$14,775

	Year Ended October 1, 2016
(unaudited; in millions)	As Originally Reported	Business Transfers to DTCI	Intersegment Content Transactions	As Recast
Revenues:
Media Networks	$23,689	$(2,820)	$457	$21,326

Parks & Resorts	16,974	—
Consumer Products & Interactive Media	5,528	(244)
Parks, Experiences & Consumer Products	22,502	(244)	—	22,258

Studio Entertainment	9,441	(242)	170	9,369

Direct-to-Consumer & International	—	3,306	—	3,306

Eliminations	—	—	(627)	(627)
	$55,632	$—	$—	$55,632

Segment operating income/(loss):
Media Networks	$7,755	$49	$—	$7,804

Parks & Resorts	3,298	—
Consumer Products & Interactive Media	1,965	(65)
Parks, Experiences & Consumer Products	5,263	(65)	—	5,198

Studio Entertainment	2,703	54	10	2,767

Direct-to-Consumer & International	—	(38)	—	(38)

Eliminations	—	—	(10)	(10)
	$15,721	$—	$—	$15,721

SUMMARY RECAST FISCAL 2018, 2017 AND 2016 SEGMENT RESULTS
The following is a summary of segment revenues and operating income for fiscal 2018, 2017 and 2016 presented under the new segment reporting structure:

	Year Ended
(unaudited; in millions)	Sept. 29, 2018	Sept. 30, 2017	Oct. 1, 2016
Revenues:
Media Networks	$21,922	$21,299	$21,326
Parks, Experiences & Consumer Products	24,701	23,024	22,258
Studio Entertainment	10,065	8,352	9,369
Direct-to-Consumer & International	3,414	3,075	3,306
Eliminations	(668)	(613)	(627)
	$59,434	$55,137	$55,632
Segment operating income/(loss):
Media Networks	$7,338	$7,196	$7,804
Parks, Experiences & Consumer Products	6,095	5,487	5,198
Studio Entertainment	3,004	2,363	2,767
Direct-to-Consumer & International	(738)	(284)	(38)
Eliminations	(10)	13	(10)
	$15,689	$14,775	$15,721
The following table reconciles income before income taxes to segment operating income.

	Year Ended
(unaudited; in millions)	Sept. 29, 2018	Sept. 30, 2017	Oct. 1, 2016
Income before income taxes	$14,729	$13,788	$14,868
Add/(subtract):
Corporate and unallocated shared expenses	744	582	640
Restructuring and impairment charges	33	98	156
Other income, net	(601)	(78)	—
Interest expense, net	574	385	260
Impairment of equity investments	210	—	—
Vice gain	—	—	(332)
Infinity charge	—	—	129
Segment operating income	$15,689	$14,775	$15,721

RECAST BUSINESS SEGMENT RESULTS — 2018 vs. 2017
Media Networks
Operating results for the Media Networks segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Revenues
Affiliate fees	$11,907	$11,324	5%
Advertising	6,586	6,938	(5)%
TV/SVOD distribution and other	3,429	3,037	13%
Total revenues	21,922	21,299	3%
Operating expenses	(13,197)	(12,754)	(3)%
Selling, general, administrative and other	(1,899)	(1,909)	1%
Depreciation and amortization	(199)	(206)	3%
Equity in the income of investees	711	766	(7)%
Operating Income	$7,338	$7,196	2%
Revenues
The increase in affiliate fees was due to an increase of 7% from higher contractual rates, partially offset by a decrease of 2% from fewer subscribers.
The decrease in advertising revenues was due to decreases of $229 million at Cable Networks, from $3,358 million to $3,129 million and $123 million at Broadcasting, from $3,580 million to $3,457 million. The decrease at Cable Networks was due to a decrease of 6% from lower impressions as lower average viewership was partially offset by higher units delivered. The decrease at Broadcasting was due to decreases of 7% from lower network impressions and 2% from lower impressions at the owned television stations, both of which were driven by lower average viewership. This decrease was partially offset by an increase of 6% from higher network rates.
TV/SVOD distribution and other revenue increased $392 million due to higher ABC program sales driven by increased revenue from programs licensed to Hulu and higher sales of Grey’s Anatomy and Black-ish. Additionally, the current year included the sales of Luke Cage, Daredevil and Jessica Jones compared to the prior-year sales of The Punisher and The Defenders.
Costs and Expenses
Operating expenses include programming and production costs, which increased $486 million from $12,069 million to $12,555 million. At Broadcasting, programming and production costs increased $317 million due to higher program sales and a higher average cost of network programming, including the impact of American Idol, Roseanne and The Goldbergs in the current year. At Cable Networks, programming and production costs increased $169 million due to contractual rate increases for college sports, NFL, NBA and MLB programming, partially offset by lower production costs.
Equity in the Income of Investees
Income from equity investees decreased $55 million from $766 million to $711 million due to lower income from A+E driven by decreased advertising revenue and higher programming costs, partially offset by higher program sales.
Segment Operating Income
Segment operating income increased 2%, or $142 million, to $7,338 million due to higher program sales and an increase at the domestic Disney Channels, partially offset by lower income from equity investees.

The following table presents supplemental revenue and operating income detail for the Media Networks segment:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Supplemental revenue detail
Cable Networks	$14,610	$14,416	1%
Broadcasting	7,312	6,883	6%
	$21,922	$21,299	3%
Supplemental operating income detail
Cable Networks	$5,230	$5,174	1%
Broadcasting	1,397	1,256	11%
Equity in the income of investees	711	766	(7)%
	$7,338	$7,196	2%
Parks, Experiences & Consumer Products
Operating results for the Parks, Experiences & Consumer Products segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Revenues
Theme park admissions	$7,183	$6,504	10%
Parks & Experiences merchandise, food and beverage	5,674	5,154	10%
Resorts and vacations	5,938	5,378	10%
Merchandise licensing and retail	4,249	4,494	(5)%
Parks licensing and other	1,657	1,494	11%
Total revenues	24,701	23,024	7%
Operating expenses	(13,326)	(12,455)	(7)%
Selling, general, administrative and other	(2,930)	(2,896)	(1)%
Depreciation and amortization	(2,327)	(2,161)	(8)%
Equity in the loss of investees	(23)	(25)	8%
Operating Income	$6,095	$5,487	11%
Revenues
The increase in theme park admissions revenue was due to increases of 6% from higher average ticket prices, 4% from attendance growth and 1% from a favorable foreign currency impact. Attendance growth included a favorable comparison to the prior-year impacts of Hurricanes Irma and Matthew at Walt Disney World Resort.
Parks & Experiences merchandise, food and beverage revenue growth was due to increases of 5% from higher average guest spending, 3% from volume growth and 2% from a favorable foreign currency impact. Volume growth included a benefit from the favorable comparison to the prior-year impacts of Hurricanes Irma and Matthew.
The increase in resorts and vacations revenue was primarily due to increases of 3% from higher average daily hotel room rates, 1% from higher average ticket prices for cruise line sailings, 1% from a favorable foreign currency impact, 1% from an increase in passenger cruise ship days and 1% from higher occupied hotel room nights. Higher occupied hotel room nights were due to an increase at our international resorts, partially offset by a decrease at our domestic resorts, reflecting fewer available room nights at Walt Disney World Resort due to room refurbishments and conversions to vacation club units.
Merchandise licensing and retail revenues were lower primarily due to decreases of 2% from licensing, 2% from lower retail sales and 1% from an unfavorable foreign exchange impact. The decrease in revenue from licensing was driven by a decrease in licensee settlements and lower revenues from products based on Frozen, Cars and Princess, partially offset by an increase from products based on Mickey and Minnie and Avengers. Lower retail revenue was driven by a decrease in comparable store sales at The Disney Stores, partially offset by higher online revenue. The decrease in comparable store sales reflected lower sales of Star Wars and Moana merchandise in the current year, partially offset by higher sales of Mickey and Minnie merchandise.
The increase in parks licensing and other revenue was primarily due to an increase in real estate rental and sponsorship revenues.
The following table presents supplemental park and resort statistics:

	Domestic		International (2)		Total
	Fiscal Year 2018	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2017
Parks
Increase/ (decrease)
Attendance	4%	2%	4%	47%	4%	13%
Per Capita Guest Spending	6%	2%	5%	(1)%	6%	(1)%
Resorts (1)
Occupancy	88%	88%	84%	80%	87%	86%
Available Room Nights (in thousands)	10,045	10,205	3,179	3,022	13,224	13,227
Per Room Guest Spending	$345	$317	$297	$289	$334	$311

(1)
Per room guest spending consists of the average daily hotel room rate as well as guest spending on food, beverage and merchandise at the hotels. Resort statistics include rentals of Disney Vacation Club units.

(2)	Per capita guest spending growth rate is stated on a constant currency basis. Per room guest spending is stated at the fiscal 2017 average foreign exchange rate.
Costs and Expenses
Operating expenses include operating labor, which increased $525 million from $5,412 million to $5,937 million, cost of goods sold and distribution costs, which increased $94 million from $2,670 million to $2,764 million and infrastructure costs, which increased $111 million from $2,259 million to $2,370 million. The increase in operating labor was due to inflation, higher volumes, an unfavorable foreign currency impact and a special fiscal 2018 domestic employee bonus. The increase in cost of goods sold and distribution costs was due to higher volumes and inflation. Higher infrastructure costs were driven by increased technology spending at our theme parks and resorts and inflation. Other operating expenses, which include costs such as supplies, commissions and entertainment offerings increased $141 million from $2,114 million to $2,255 million due to an unfavorable foreign currency impact, inflation and new guest offerings at our theme parks and resorts.
Selling, general, administrative and other costs increased $34 million from $2,896 million to $2,930 million primarily due to inflation and higher technology spending, partially offset by lower costs at our games business.
Depreciation and amortization increased $166 million from $2,161 million to $2,327 million primarily due to new attractions at our domestic theme parks and resorts and Hong Kong Disneyland Resort and asset impairments in the current year.
Segment Operating Income
Segment operating income increased 11%, or $608 million, to $6,095 million primarily due to increases at our domestic and international Parks & Experiences, partially offset by decreases at our merchandise licensing and retail businesses.

The following table presents supplemental revenue and operating income detail for the Parks, Experiences & Consumer Products segment to provide continuity with our legacy reporting:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Supplemental revenue detail
Parks & Experiences
Domestic	$16,161	$14,812	9%
International	4,135	3,603	15%
Consumer Products	4,405	4,609	(4)%
	$24,701	$23,024	7%
Supplemental operating income detail
Parks & Experiences
Domestic	$4,013	$3,464	16%
International	456	310	47%
Consumer Products	1,626	1,713	(5)%
	$6,095	$5,487	11%
Studio Entertainment
Operating results for the Studio Entertainment segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Revenues
Theatrical distribution	$4,303	$2,903	48%
Home entertainment	1,647	1,677	(2)%
TV/SVOD distribution and other	4,115	3,772	9%
Total revenues	10,065	8,352	21%
Operating expenses	(4,449)	(3,718)	(20)%
Selling, general, administrative and other	(2,493)	(2,156)	(16)%
Depreciation and amortization	(119)	(115)	(3)%
Operating Income	$3,004	$2,363	27%
Revenues
The increase in theatrical distribution revenue was due to the release of four Marvel titles in the current year compared to two Marvel titles in the prior year. The Marvel titles in the current year were Avengers: Infinity War, Black Panther, Thor: Ragnarok and Ant-Man and the Wasp, whereas the prior year included Guardians of the Galaxy Vol. 2 and Doctor Strange. Other significant titles in the current year included Star Wars: The Last Jedi, Incredibles 2 and Coco, while the prior year included Beauty and the Beast, Rogue One: A Star Wars Story, Pirates of the Caribbean: Dead Men Tell No Tales and Moana.
Lower home entertainment revenue reflected a 5% decrease from lower unit sales, partially offset by an increase of 3% from higher average net effective pricing. Lower unit sales were driven by the success of Moana and Finding Dory in the prior year compared to Coco and Cars 3 in the current year. The decrease was also driven by three live-action titles in the prior year as compared to two live-action titles in the current year and the carryover performance of fiscal 2016 new release titles in fiscal 2017 compared to the carryover performance of fiscal 2017 new release titles in fiscal 2018. These decreases were partially offset by the release of three Marvel titles and two Lucas titles in the current year compared to two Marvel titles and one Lucas title in the prior year. The increase in average net effective pricing was due to higher rates and a higher sales mix of Blu-ray discs, partially offset by a lower mix of new release titles.
TV/SVOD distribution and other revenue reflected a 5% increase from TV/SVOD distribution and a 3% increase from stage plays. The increase in TV/SVOD distribution revenue was due to an increase in our free television business driven by new international agreements and the sale of Star Wars: The Force Awakens in the current year with no comparable title in the prior year. Higher stage play revenue was due to the opening of additional productions in the current year.
Costs and Expenses
Operating expenses include film cost amortization, which increased $625 million, from $2,562 million to $3,187 million and cost of goods sold and distribution costs, which increased $106 million, from $1,156 million to $1,262 million. Higher film cost amortization was due to the impact of higher theatrical distribution revenues. Higher cost of goods sold and distribution costs were due to an increase in stage play production and theatrical distribution costs.
Selling, general, administrative and other costs increased $337 million from $2,156 million to $2,493 million primarily due to higher theatrical marketing costs reflecting more titles released in the current year and, to a lesser extent, higher stage play marketing costs due to additional productions in the current year.
Segment Operating Income
Segment operating income increased 27%, or $641 million to $3,004 million due to an increase in theatrical distribution results.
Direct-to-Consumer & International
Operating results for the Direct-to-Consumer & International segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Revenues
Affiliate fees	$1,372	$1,335	3%
Advertising	1,311	1,293	1%
Subscription fees and other	731	447	64%
Total revenues	3,414	3,075	11%
Operating expenses	(2,384)	(1,983)	(20)%
Selling, general, administrative and other	(1,003)	(861)	(16)%
Depreciation and amortization	(185)	(94)	>(100)%
Equity in the loss of investees	(580)	(421)	(38)%
Operating Loss	$(738)	$(284)	>(100)%
Revenues
The increase in affiliate fees was due to an increase of 5% from higher contractual rates, partially offset by a decrease of 2% from an unfavorable foreign currency impact.
Advertising revenue increased 1% as higher addressable ad sales on our digital platforms were largely offset by lower revenue generated from content distributed on YouTube.
Other revenue increased $284 million due to the consolidation of BAMTech. On September 25, 2017, the Company acquired a controlling interest in BAMTech and began consolidating its results. The Company’s share of BAMTech’s results was previously reported in equity in the loss of investees.
Costs and Expenses
Operating expenses included a $147 million increase in programming and production costs, from $1,425 million to $1,572 million and a $254 million increase in other operating expenses, from $558 million to $812 million. The increase in programming and production costs was due to the consolidation of BAMTech, partially offset by lower talent costs for digital programming. Other operating costs, which include technical support and distribution costs, increased due to the consolidation of BAMTech.
Selling, general, administrative and other costs increased $142 million from $861 million to $1,003 million due to the consolidation of BAMTech, partially offset by lower marketing costs at the international Disney Channels.
Depreciation and amortization increased $91 million from $94 million to $185 million due to the consolidation of BAMTech.

Equity in the Loss of Investees
Loss from equity investees increased $159 million from a loss of $421 million to a loss of $580 million primarily due to a higher loss from our investment in Hulu, partially offset by a favorable comparison to a loss from BAMTech in the prior year. On September 25, 2017, the Company acquired a controlling interest in BAMTech and began consolidating its results. The Company’s share of BAMTech’s results was previously reported in equity in the loss of investees. The higher loss at Hulu was driven by higher programming, labor and marketing costs, partially offset by growth in subscription and advertising revenue.
Segment Operating Loss
Segment operating loss increased $454 million, to $738 million due to the consolidation of BAMTech and a higher loss from Hulu, partially offset by growth at our International Channels.
The following table presents supplemental revenue and operating income detail for the Direct-to-Consumer & International segment to provide information on International Channels that were historically reported in the Media Networks segment:(1)

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Supplemental revenue detail
International Channels	$1,920	$1,853	4%
DTC businesses and other	1,494	1,222	22%
	$3,414	$3,075	11%
Supplemental operating income/(loss) detail
International Channels	$311	$233	33%
DTC businesses and other	(469)	(96)	>(100) %
Equity in the income of investees	(580)	(421)	(38)%
	$(738)	$(284)	>(100) %
(1) We anticipate providing additional supplemental information for the DTC businesses following the expected consolidation of Hulu and launch of Disney+.
Eliminations
The following is a summary of intersegment content transaction revenues and operating income:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 29, 2018	September 30, 2017
Revenues
Studio Entertainment:
Content transactions with Media Networks	$(169)	$(137)	(23)%
Content transactions with DTCI	(28)	(22)	(27)%
Media Networks:
Content transactions with DTCI	(471)	(454)	(4)%
Total	$(668)	$(613)	(9)%

Operating Income
Studio Entertainment:
Content transactions with Media Networks	$(8)	$15	nm
Media Networks:
Content transactions with DTCI	(2)	(2)	—%
Total	$(10)	$13	nm

RECAST BUSINESS SEGMENT RESULTS – 2017 vs. 2016
Media Networks
Operating results for the Media Networks segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Revenues
Affiliate fees	$11,324	$10,960	3%
Advertising	6,938	7,202	(4)%
TV/SVOD distribution and other	3,037	3,164	(4)%
Total revenues	21,299	21,326	—%
Operating expenses	(12,754)	(12,127)	(5)%
Selling, general, administrative and other	(1,909)	(1,955)	2%
Depreciation and amortization	(206)	(219)	6%
Equity in the income of investees	766	779	(2)%
Operating Income	$7,196	$7,804	(8)%
Revenues
The increase in affiliate fees was due to an increase of 7% from higher contractual rates, partially offset by a decrease of 3% from lower subscribers.
The decrease in advertising revenues was due to decreases of $154 million at Broadcasting, from $3,734 million to $3,580 million and $110 million at Cable Networks, from $3,468 million to $3,358 million. The decrease at Broadcasting was due to decreases of 9% from lower network impressions and 1% from the absence of the Emmy Awards show, partially offset by an increase of 6% from higher network rates. The decrease at Cable Networks was due to a decrease of 8% from lower impressions, partially offset by an increase of 5% from higher rates. The decreases in impressions at Cable Networks and Broadcasting were due to lower average viewership.
TV/SVOD distribution and other revenue decreased $127 million due to a decrease in program sales driven by lower sales of domestic cable and ABC programs.
Costs and Expenses
Operating expenses include programming and production costs, which increased $605 million from $11,464 million to $12,069 million. At Cable Networks, programming and production costs increased $651 million due to contractual rate increases for NBA and, to a lesser extent, NFL and college sports programming. At Broadcasting, programming and production costs decreased $46 million due to lower program sales.
Selling, general, administrative and other costs decreased $46 million from $1,955 million to $1,909 million driven by lower marketing costs at ESPN.
Depreciation and amortization decreased $13 million from $219 million to $206 million primarily due to lower depreciation for broadcasting equipment.
Equity in the Income of Investees
Income from equity investees decreased $13 million from $779 million to $766 million due to lower income from A+E driven by decreased advertising revenue.
Segment Operating Income
Segment operating income decreased 8%, or $608 million, to $7,196 million due to a decrease at ESPN.

The following table presents supplemental revenue and operating income detail for the Media Networks segment:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Supplemental revenue detail
Cable Networks	$14,416	$14,409	—%
Broadcasting	6,883	6,917	—%
	$21,299	$21,326	—%
Supplemental operating income detail
Cable Networks	$5,174	$5,760	(10)%
Broadcasting	1,256	1,265	(1)%
Equity in the income of investees	766	779	(2)%
	$7,196	$7,804	(8)%
Parks, Experiences & Consumer Products
Operating results for the Parks, Experiences & Consumer Products segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Revenues
Theme park admissions	$6,504	$5,900	10%
Parks & Experiences merchandise, food and beverage	5,154	4,690	10%
Resorts and vacations	5,378	5,088	6%
Merchandise licensing and retail	4,494	5,214	(14)%
Parks licensing and other	1,494	1,366	9%
Total revenues	23,024	22,258	3%
Operating expenses	(12,455)	(12,176)	(2)%
Selling, general, administrative and other	(2,896)	(2,992)	3%
Depreciation and amortization	(2,161)	(1,889)	(14)%
Equity in the loss of investees	(25)	(3)	>(100)%
Operating Income	$5,487	$5,198	6%
Revenues
The increase in theme park admissions revenue was due to increases of 9% from attendance growth and 2% from higher average theme park ticket prices. Attendance growth was driven by a full year of operations at Shanghai Disney Resort and an increase at Walt Disney World Resort despite the negative impacts of Hurricanes Irma and Matthew during fiscal 2017.
Parks & Experiences merchandise, food and beverage revenue growth was due to increases of 6% from higher volume and 2% from higher average guest spending. Volume growth was due to a full year of operations at Shanghai Disney Resort and an increase domestically despite the negative impacts of Hurricanes Irma and Matthew during fiscal 2017.
The increase in resorts and vacations revenue was primarily due to increases of 2% from higher average ticket prices for sailings at our cruise line and 2% from higher average daily hotel room rates. Occupied room nights were comparable to the prior year as an increase at our international resorts driven by a full year of operations at Shanghai Disney Resort was largely offset by a decrease at our domestic resorts. Lower domestic occupied room nights was due to a decrease in available hotel room nights from refurbishments and conversions to vacation club units at Walt Disney World Resort.
Merchandise licensing and retail revenues were lower due to decreases of 9% from lower retail sales, 3% from a decrease in licensing revenue and 2% from an unfavorable foreign exchange impact. Lower retail revenue was driven by a decrease in sales of games, which reflected the discontinuation of Infinity in fiscal 2016, and lower comparable store sales at The Disney Stores. The lower comparable store sales reflected decreased sales of Frozen and Star Wars merchandise, partially offset by sales of Moana merchandise in fiscal 2017. The decrease in licensing revenue was due to lower revenues from products based on Star Wars and Frozen, partially offset by higher minimum guarantee shortfall recognition, a benefit from licensee settlements and higher revenues from products based on Cars/Planes.

The increase in parks licensing and other revenue was due to higher revenues from sponsorships and real estate rent.
The following table presents supplemental park and resort statistics:

	Domestic		International (2)		Total
	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2016
Parks
Increase/ (decrease)
Attendance	2%	(1)%	47%	5%	13%	1%
Per Capita Guest Spending	2%	7%	(1)%	6%	(1)%	7%
Resorts (1)
Occupancy	88%	89%	80%	78%	86%	87%
Available Room Nights (in thousands)	10,205	10,382	3,022	2,600	13,227	12,982
Per Room Guest Spending	$317	$305	$292	$278	$312	$301

(1)
Per room guest spending consists of the average daily hotel room rate as well as guest spending on food, beverage and merchandise at the hotels. Resort statistics include rentals of Disney Vacation Club units.

(2)	Per capita guest spending growth rate is stated on a constant currency basis. Per room guest spending is stated at the fiscal 2016 average foreign exchange rate.
Costs and Expenses
Operating expenses include operating labor, which increased $240 million from $5,172 million to $5,412 million, cost of goods sold and distribution costs, which decreased $153 million from $2,823 million to $2,670 million and infrastructure costs, which increased $124 million from $2,135 million to $2,259 million. The increase in operating labor was primarily due to inflation and a full year of operations at Shanghai Disney Resort. The decrease in cost of goods sold and distribution costs was primarily due to the discontinuation of Infinity and lower comparable store sales at The Disney Stores, partially offset by a full year of operations at Shanghai Disney Resort and inflation and higher volumes at our theme parks and resorts. Higher infrastructure costs were driven by a full year of operations at Shanghai Disney Resort. Other operating expenses, which include costs such as supplies, commissions and entertainment offerings, increased $68 million from $2,046 million to $2,114 million due to new guest offerings at our theme parks and resorts and a full year of operations at Shanghai Disney Resort.
Selling, general, administrative and other costs decreased $96 million from $2,992 million to $2,896 million driven by the discontinuation of Infinity, lower marketing spend for Shanghai Disney Resort and a favorable foreign currency impact, partially offset by higher marketing spend for our domestic theme parks and resorts.
Depreciation and amortization increased $272 million from $1,889 million to $2,161 million primarily due to a full year of operations at Shanghai Disney Resort and depreciation associated with new attractions at our domestic theme parks and resorts.
Equity in the Loss of Investees
Loss from equity investees increased $22 million to $25 million due to a higher operating loss from Disneyland Paris’ 50% joint venture interest in Villages Nature.
Segment Operating Income
Segment operating income increased 6%, or $289 million, to $5,487 million primarily due to increases at our international theme parks and resorts and our cruise line, partially offset by a decrease at our merchandise licensing business.

The following table presents supplemental revenue and operating income detail for the Parks, Experiences & Consumer Products segment to provide continuity with our legacy reporting:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Supplemental revenue detail
Parks & Experiences
Domestic	$14,812	$14,235	4%
International	3,603	2,732	32%
Consumer Products	4,609	5,291	(13)%
	$23,024	$22,258	3%
Supplemental operating income detail
Parks & Experiences
Domestic	$3,464	$3,362	3%
International	310	(61)	nm
Consumer Products	1,713	1,897	(10)%
	$5,487	$5,198	6%
Studio Entertainment
Operating results for the Studio Entertainment segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Revenues
Theatrical distribution	$2,903	$3,672	(21)%
Home entertainment	1,677	1,980	(15)%
TV/SVOD distribution and other	3,772	3,717	1%
Total revenues	8,352	9,369	(11)%
Operating expenses	(3,718)	(3,972)	6%
Selling, general, administrative and other	(2,156)	(2,510)	14%
Depreciation and amortization	(115)	(120)	4%
Operating Income	$2,363	$2,767	(15)%

Revenues
The decrease in theatrical distribution revenue was primarily due to the comparison of Star Wars: The Force Awakens and two Pixar titles in release in fiscal 2016 compared to Rogue One: A Star Wars Story and one Pixar title in release in fiscal 2017. These decreases were partially offset by the performance of Beauty and the Beast and two Marvel titles in fiscal 2017 compared to The Jungle Book and one Marvel title in fiscal 2016. Other significant titles in fiscal 2017 included Moana and Pirates of the Caribbean: Dead Men Tell No Tales, while fiscal 2016 included Zootopia and Alice Through the Looking Glass.
Lower home entertainment revenue was due to a decrease of 17% from a decline in unit sales driven by lower sales of Star Wars Classic titles and the performance of Rogue One: A Star Wars Story in fiscal 2017 compared to the strong performance of Star Wars: The Force Awakens in fiscal 2016. Fiscal 2017 also included the release of one Pixar title, compared to two Pixar titles in fiscal 2016. These decreases were partially offset by the success of Moana, Beauty and the Beast and Guardians of the Galaxy Vol. 2 in fiscal 2017 compared to Zootopia, Captain America: Civil War and The Jungle Book in fiscal 2016.
TV/SVOD distribution and other revenue reflected increases of 4% from TV/SVOD distribution, 1% from stage plays, 1% from Lucasfilm’s special effects business and 1% from music revenue, partially offset by a decrease of 7% from lower revenue share from the Parks, Experiences and Consumer Products segment. The increase in TV/SVOD distribution revenue was due to international growth and higher domestic rates, partially offset by a decrease due to a domestic sale of Star Wars Classic titles in fiscal 2016. Lower revenue share with the Parks, Experiences and Consumer Products segment was due to the stronger performance of merchandise based on Star Wars: The Force Awakens and Frozen in fiscal 2016, partially offset by Cars merchandise in fiscal 2017.
Costs and Expenses
Operating expenses include film cost amortization, which decreased $121 million, from $2,683 million to $2,562 million and cost of goods sold and distribution costs, which decreased $133 million, from $1,289 million to $1,156 million. Lower film cost amortization was due to the impact of lower revenues, partially offset by a higher average amortization rate in fiscal 2017. Lower cost of goods sold and distribution costs were primarily due to a decrease in theatrical distribution costs and a decline in home entertainment unit sales.
Selling, general, administrative and other costs decreased $354 million from $2,510 million to $2,156 million primarily due to lower theatrical marketing costs reflecting more releases in fiscal 2016, including two DreamWorks titles: The BFG and Bridge of Spies.
Segment Operating Income
Segment operating income decreased 15%, or $404 million to $2,363 million due to a decrease in theatrical distribution results, lower revenue share from the Parks, Experiences and Consumer Products segment and a decrease in home entertainment results. These decreases were partially offset by growth in TV/SVOD distribution.
Direct-to-Consumer & International
Operating results for the Direct-to-Consumer & International segment are as follows:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Revenues
Affiliate fees	$1,335	$1,299	3%
Advertising	1,293	1,441	(10)%
Subscription fees and other	447	566	(21)%
Total revenues	3,075	3,306	(7)%
Operating expenses	(1,983)	(2,195)	10%
Selling, general, administrative and other	(861)	(882)	2%
Depreciation and amortization	(94)	(85)	(11)%
Equity in the loss of investees	(421)	(182)	>(100)%
Operating Loss	$(284)	$(38)	>(100)%
Revenues
The increase in affiliate fees was due to an increase of 6% from higher contractual rates, partially offset by decreases of 2% from the termination of a contract in Europe in fiscal 2017 and 2% from an unfavorable foreign currency impact.
The decrease in advertising revenues was due to lower revenue generated from content distributed on YouTube.
Other revenue decreased $119 million due to an unfavorable foreign currency impact, lower revenues from our mobile phone business in Japan and a decrease in program sales.
Costs and Expenses
Operating expenses included a $54 million decrease in programming and production costs, from $1,479 million to $1,425 million and a $158 million decrease in other operating expenses, from $716 million to $558 million. The decrease in programming and production costs was driven by lower talent costs for digital programming, partially offset by higher sports programming costs. The increase in sports programming costs was due to contractual rate increases, partially offset by the comparison to costs for the Summer Olympics in fiscal 2016. Other operating costs, which include technology support and distribution costs, decreased primarily due to lower addressable ad sales.
Selling, general, administrative and other costs decreased $21 million from $882 million to $861 million due to a favorable foreign currency impact.
Equity in the Loss of Investees
Loss from equity investees increased $239 million from a loss of $182 million to a loss of $421 million due to higher losses from BAMTech and Hulu. BAMTech results reflected a valuation adjustment to sports programming rights that were prepaid prior to our acquisition of BAMTech and increased costs for technology platform investments. Hulu results reflected higher programming, distribution, marketing and labor costs, partially offset by growth in advertising and subscription revenues.
Segment Operating Loss
Segment operating loss increased $246 million, to a loss of $284 million due to higher losses from equity investees.
The following table presents supplemental revenue and operating income detail for the Direct-to-Consumer & International segment to provide information on International Channels that were historically reported in the Media Networks segment:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Supplemental revenue detail
International Channels	$1,853	$1,894	(2)%
Other	1,222	1,412	(13)%
	$3,075	$3,306	(7)%
Supplemental operating income/(loss) detail
International Channels	$233	$234	—%
Other	(96)	(90)	(7)%
Equity in the income of investees	(421)	(182)	>(100) %
	$(284)	$(38)	>(100) %
Eliminations
The following is a summary of intersegment content transaction revenues and operating income:

	Year Ended		% Change Better / (Worse)
(unaudited; in millions)	September 30, 2017	October 1, 2016
Revenues
Studio Entertainment:
Content transactions with Media Networks	$(137)	$(159)	14%
Content transactions with DTCI	(22)	(11)	(100)%
Media Networks:
Content transactions with DTCI	(454)	(457)	1%
Total	$(613)	$(627)	2%

Operating Income
Studio Entertainment:
Content transactions with Media Networks	$15	$(10)	nm
Media Networks:
Content transactions with DTCI	(2)	—	nm
Total	$13	$(10)	nm

RECAST FISCAL 2018 QUARTERLY SEGMENT RESULTS
The following is a summary of quarterly segment revenues and operating income for fiscal 2018 presented under the new segment reporting structure:

	Quarter Ended
(unaudited; in millions)	Dec. 30, 2017	Mar. 31, 2018	Jun. 30, 2018	Sept. 29, 2018
Revenues:
Media Networks	$5,555	$5,508	$5,534	$5,325
Parks, Experiences & Consumer Products	6,527	5,903	6,136	6,135
Studio Entertainment	2,509	2,499	2,880	2,177
Direct-to-Consumer & International	931	831	827	825
Eliminations	(171)	(193)	(148)	(156)
	$15,351	$14,548	$15,229	$14,306
Segment operating income/(loss):
Media Networks	$1,243	$2,258	$1,995	$1,842
Parks, Experiences & Consumer Products	1,954	1,309	1,655	1,177
Studio Entertainment	825	874	701	604
Direct-to-Consumer & International	(42)	(188)	(168)	(340)
Eliminations	6	(16)	6	(6)
	$3,986	$4,237	$4,189	$3,277
The following table reconciles the fiscal 2018 quarterly income before income taxes to segment operating income:

	Quarter Ended
(unaudited; in millions)	Dec. 30, 2017	Mar. 31, 2018	Jun. 30, 2018	Sept. 29, 2018
Income before income taxes	$3,745	$3,928	$3,854	$3,202
Add/(subtract):
Corporate and unallocated shared expenses	150	194	192	208
Restructuring and impairment charges	15	13	—	5
Other income, net	(53)	(41)	—	(507)
Interest expense, net	129	143	143	159
Impairment of equity investments	—	—	—	210
Segment operating income	$3,986	$4,237	$4,189	$3,277

The following is a summary of quarterly intersegment content transaction revenues and operating income for fiscal 2018:

	Quarter Ended
(unaudited; in millions)	Dec. 30, 2017	Mar. 31, 2018	Jun. 30, 2018	Sept. 29, 2018
Revenues
Studio Entertainment:
Content transactions with Media Networks	$(31)	$(64)	$(25)	$(49)
Content transactions with DTCI	(8)	(8)	(8)	(4)
Media Networks:
Content transactions with DTCI	(132)	(121)	(115)	(103)
	$(171)	$(193)	$(148)	$(156)
Segment operating income:
Studio Entertainment:
Content transactions with Media Networks	$7	$(16)	$7	$(6)
Media Networks:
Content transactions with DTCI	(1)	—	(1)	—
Total	$6	$(16)	$6	$(6)